UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On December 7, 2023, Urban One, Inc. (the “Company”) issued a press release setting forth the results for its quarter ended June 30, 2023. A copy of the press release is attached as Exhibit 99.1.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2023, the Company received notification from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Panel granted the Company an extension of time to come into compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).    The Panel granted the Company’s request to extend the time in which the Company has to file its Form 10-Q for the period ended September 30, 2023 (the “Q3 2023 Form 10-Q”) until January 16, 2024 (the “Extension Date”). The extension stays delisting of the Company's securities through the Extension Date and, assuming the Company files the Q3 2023 Form 10-Q by the Extension Date, the Company will regain its standing with the Nasdaq and its securities will remain listed and actively traded on the Nasdaq. As noted in its previous Current Report on Form 10-Q filed November 15, 2023, the Company anticipates filing the Q3 2023 Form 10-Q on or about December 31, 2023.

Item 8.01Other Events.

During the course of its earnings call for the period ended June 30, 2023, the Company gave a number of updates given the delays in its reporting both for the quarter ended March 31, 2023 and the quarter ended June 30, 2023. First, the Company noted that for the year-ended December 31, 2023, it continued to expect to achieve Adjusted EBITDA in the range $125-128 million. Next, the Company noted that radio segment net revenue for the quarter ended September 30, 2023, was down 0.6% overall and down 12% percent excluding political on a same station basis. For the quarter ending December 31, 2023, the Company noted that radio segment revenue was pacing down 11.6% overall, down 10.1% on a same station basis excluding political, with national sales down 26.0% and local sales down 2.1%. Finally, the Company noted that its cash position as of December 7, 2023, was approximately $227.5 million. In discussing is cash position, the Company noted that its net leverage ratio may increase at year-end as the calculation is based upon trailing twelve months Adjusted EBITDA and that debt pay down continued to be an attractive use of cash.

Outside of the earnings call, the Company also noted that on November 20, 2023, the Company’s Compensation Committee adopted the Urban One, Inc. Incentive Compensation Clawback Policy, a copy of which is attached to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release dated December 7, 2023: Urban One Reports First and Second Quarter 2023 Results

99.2	Urban One, Inc. Incentive Compensation Clawback Policy

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
December 12, 2023	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer